Exhibit 99.1

OSG

OSG America L.P.

                                                                            Press Release

For Immediate Release

OSG AMERICA REPORTS FIRST QUARTER 2008 RESULTS

100% of Jones Act Fleet on Term Charters for Remainder of 2008

First Quarter and Year-to-Date Highlights

-     Reported net income of $3.8 million for the first quarter of 2008
-      Declared a cash distribution of $11.5 million, or $0.375 per unit ($1.50 per unit on an annualized basis) for the three months ended March 31, 2008
-     Chartered-in two additional double-hull ATBs from sponsor effective April 1, 2008
-     Agreed to charter-out five vessels to sponsor through December 31, 2009
-     The Overseas New York delivered and began trading on April 21, 2008
-     The OSG 243, a rebuilt ATB, delivered and began trading on April 24, 2008
-     Management reaffirms February 2008 Guidance

TAMPA, FL – April 29, 2008 – OSG America L.P. (NYSE: OSP), the largest operator of U.S. Flag coastal product carriers and barges transporting refined petroleum products, today reported financial results for the three month period ended March 31, 2008 .

Jonathan Whitworth, President and CEO of OSG America, commented, “Drawing upon our strong sponsor support, OSG America has taken proactive measures to ensure the stability in cash flows and consistency in earnings for the benefit of our unit holders. First, we agreed to charter-in two additional double hull Articulated Tug Barges (ATBs) from OSG, which were not originally part of the OSG America fleet at its initial public offering, transitioning the Delaware Bay lightering business to the Partnership effective April 1, 2008. The two vessels, which are specially built for the lightering trade, will ensure that we achieve the near-term fleet growth expected at the time of our IPO and meet our minimum cash distribution for 2008. We are also repositioning a double-hull product carrier, the Overseas Diligence, to the lightering trade from the spot market to further strengthen our leadership position in this business. Finally, we agreed to time charter-out five vessels to OSG at fixed rates. By increasing the term charter coverage for our current Jones Act fleet to 100 percent, we have significantly increased the visibility of our cash flows as we continue to execute our long-term growth strategy. With the delivery of two vessels in April, combined with our newbuild program of 14 additional vessels that deliver over the next four years, OSG America is positioned to increase its distributable cash flow over the long-term.”

For the quarter ended March 31, 2008, OSG America reported net income of $3.8 million. Time charter equivalent1 (TCE) revenues of $52.4 million were led by strong spot market rates for non-Jones Act product carriers and the OSG 242, partially offset by lower utilization for the Overseas Diligence. Depreciation for the three months ended March 31, 2008 totaled $13.0 million following a change in estimated salvage values that generated a positive impact of approximately $0.6 million for the quarter, or $2.4 million on an annual basis. Comparative financial information for the f irst quarter of 2007 is not included herein because this information pertains to operations of OSG America’s predecessor and because OSG America commenced operations as an independent company following its $142.5 million initial public offering on November 15, 2007.

Declaration of Cash Distribution

On April 24, 2008, the Board of Directors of OSG America LLC, the general partner of OSG America L.P., declared a quarterly distribution to all unit holders in the amount of $0.375 per unit for the three months ended March 31, 2008. The distribution will be paid on May 14, 2008 to unit holders of record on May 6, 2008. The Partnership generated $15.0 million of distributable cash flow1 for the first quarter of 2008.

1 Time charter equivalent (TCE) revenues and distributable cash flow are non-GAAP financial measures. See Appendix for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Recent Events

Two New Vessels Chartered-in

Effective April 1, 2008, the Partnership chartered-in two double-hull ATBs, the OSG 300 and the OSG 400, from its sponsor, Overseas Shipholding Group, Inc. The vessels will trade in the Delaware Bay on fixed-rate lightering contracts until the third quarter of 2008 and third quarter of 2009, respectively.

Five Vessels Chartered-out

Effective April 1, 2008, the Partnership time chartered-out to OSG two vessels that had previously traded in the spot market: the Overseas New Orleans and the OSG 242. Effective April 24, 2008, the Partnership time chartered-out the OSG 243 to the sponsor, OSG. The charters for the three vessels end December 31, 2009.

In addition, upon the completion of their current charters in the first quarter of 2009, the Overseas Philadelphia and the Overseas Puget Sound have been chartered out to OSG through December 2009.

Vessel Deliveries

On April 11, 2008, the Overseas New York, a newly built 46,817 dwt U.S. Flag Jones Act product carrier, delivered. The vessel has been time chartered-out to Shell for three years, through May 2011, and began trading on April 21, 2008.

On April 24, 2008, the OSG 243, a 30,392 dwt ATB rebuilt to double-hull configuration, delivered. Concurrently, the vessel commenced a fixed-rate charter through December 31, 2009 to OSG.

Vessel Repositioning

On approximately May 15, 2008, the Overseas Diligence will begin trading in the Delaware Bay lightering trade. The vessel previously traded in the spot market.

Fleet

As of April 25, 2008, OSG America’s fleet totaled 36 vessels, including 14 newbuild and dropdown vessels, aggregating 1.5 million deadweight tons. A detailed fleet list, updated in connection with this press release, is available at www.osgamerica.com.

Vessel Type	No. of Vessels Owned	No. of Vessels Chartered-In	Total Vessels as of April 25, 2008	Total Dwt
Jones Act Product Carriers	4	6	10	454,260
Jones Act ATBs	8	2	10	316,972
Non-Jones Act Product Carriers	2	—	2	93,224
Total Operating Fleet	14	8	22	864,456
Jones Act Product Carriers/Shuttle Tankers	—	8	8	374,520
Jones Act ATBs	6	—	6	248,229
Total Newbuild Fleet	6	8	14	622,749
TOTAL OPERATING AND NEWBUILD FLEET	20	16	36	1,487,205

Newbuild and Dropdown Delivery Schedule

The following table provides information regarding expected delivery dates for OSG America’s newbuild and dropdown vessels. For a detailed fleet list, see www.osgamerica.com.

Vessel Name/Hull No.	Vessel Type	Expected Delivery	Newbuild/ Dropdown[1]
2008 Remaining Fleet Deliveries
Overseas Texas City	Product Carrier	Q3 2008	Newbuild
OSG 350	ATB	Q4 2008	Dropdown
2009 Fleet Deliveries
Overseas Boston	Product Carrier	Q1 2009	Newbuild
OSG 351	ATB	Q1 2009	Dropdown
Overseas Nikiski	Product Carrier	Q2 2009	Newbuild
OSG 352	ATB	Q3 2009	Dropdown
OSG 296	ATB	Q4 2009	Dropdown
2010 Fleet Deliveries
Overseas Martinez	Product Carrier	Q1 2010	Dropdown
Overseas Chinook	Shuttle Tanker	Q 1 2010	Dropdown
Overseas Anacortes	Product Carrier	Q 2 2010	Newbuild
OSG 297	ATB	Q2 2010	Dropdown
OSG 298	ATB	Q 4 2010	Dropdown
2011 Fleet Deliveries
Overseas Tampa	Product Carrier	Q1 2011	Dropdown
Overseas Cascade	Shuttle Tanker	Q1 2011	Dropdown

1 Newbuild vessels were contributed by OSG to OSG America at the time of its initial public offering; dropdown vessels are those which the Partnership has the right to acquire prior to the first anniversary of the delivery of each vessel.

Off Hire , Scheduled Drydock and Double Hull Rebuilds

In addition to regular inspections by OSG personnel, all U.S. Flag vessels are subject to periodic drydock, special survey and other scheduled maintenance. The table below sets forth actual days off hire for the first quarter of 2008 and anticipated days off hire by class for the Partnership’s owned and bareboat chartered-in vessels for the remainder of 2008, by quarter.

	Actual Days Off-Hire	Projected Days Off-Hire
	Q1 08	Q2 08	Q3 08	Q4 08
Jones Act Product Carriers	11	124	5	81
Jones Act ATBs	133	98	60	5
Non-Jones Act Product Carriers	37	33	—	3
Total	181	255	65	89

Actual off-hire days in the first quarter of 2008 reflect the conversion of the ATB OSG 243 to a double hull configuration, the drydocking of the ATB OSG 192, which extended into the first quarter, and an extended idle period related to the Overseas Diligence, a product carrier.

Average Daily TCE Rates, Revenue Days, Average Daily Vessel Expenses and Operating Days

Utilization during the first quarter of 2008 for the Jones Act ATBs, Jones Act Product Carriers and non-Jones Act Product Carriers was 82%, 99% and 80%, respectively. Low utilization of the Company’s ATB fleet was a result of the scheduled drydocking of the OSG 192 and the conversion of the OSG 243 to a double-hull configuration. Utilization of the Jones Act Product Carrier fleet was impacted by an extended idle period for the Diligence, which will be repositioned to the Delaware Bay lightering business in the second quarter.

For the second quarter, OSG America anticipates 45 off-hire days for the Overseas Diligence, once repositioned. In addition, the Partnership accelerated the scheduled periodic drydockings for the Overseas New Orleans and the Overseas Puget Sound to the second quarter of 2008 from the third quarter of 2008 in order to take advantage of foreign shipyards’ lower costs. Beginning in the second quarter of 2008, the utilization rate for Jones Act ATBs is expected to increase following the redelivery of the OSG 243.

Utilization is revenue days (the number of calendar days available during the period less off hire or scheduled drydock and maintenance days multiplied by the number of vessels) divided by operating days (the total number of calendar days during the period multiplied by the number of vessels).

The following table provides information with respect to average daily TCE rates earned and revenue days and average daily vessel expenses and operating days for the three months ended March 31, 2008.

	Three Months Ended Mar. 31, 2008
	Revenue Days	Average Daily TCE Rates
Jones Act ATBs	595	$32,235
Jones Act Product Carriers	808	$34,411
Non-Jones Act Product Carriers	145	$37,303
	1,548

	Operating Days	Average Daily Vessel Expenses
Jones Act ATBs	728	$7,610
Jones Act Product Carriers	819	$17,270
Non-Jones Act Product Carriers	182	$15,110
	1,729

2008 Financial Forecast

For 2008, OSG America reaffirms its previously stated annual distribution of $45.9 million, or $1.50 per unit.

($ in thousands)	Fiscal Year Ended Dec. 31, 2008
EBITDA	$82,700
Cash interest expense	(6,700)
Drydocking capital expenditure reserve	(17,100)
Replacement capital expenditure reserve	(16,200)
Other adjustments	4,000
Forecast Cash Available for Distribution	$46,700
Minimum Annual Distribution	$45,900
Minimum Distribution per Unit	$1.50

EBITDA is expected to improve to approximately $82.7 million in 2008. The following table reconciles the anticipated increase of $0.6 million in EBITDA for the year compared to OSG America’s previously stated EBITDA forecast in February of 2008:

($ in thousands)	Fiscal Year Ended Dec. 31, 2008
EBITDA forecast in February 2008	$82,100
Contribution from the OSG 300 and OSG 400	6,300
Reduced utilization for the Overseas Diligence	(3,400)
New time charter rates for the Overseas New Orleans, the OSG 242 and the OSG 243	(1,800)
Increase in overall operating expenses	(900)
Other adjustments	400
EBITDA Forecast as of April 29, 2008	$82,700

Statement of Operations

($ in thousands)	Three Months Ended Mar. 31, 2008

Shipping Revenues:
Time charter revenues	$ 32,506
Voyage charter revenues	30,526
63,032
Operating Expenses:
Voyage expenses	10,639
Vessel expenses	22,434
Bareboat charter expenses	6,677
Depreciation and amortization	13,021
General and administrative	5,886
Total operating expenses	58,657
Income from vessel operations	4,375
Equity income of affiliated companies	593
Operating income	4,968
Other income	61
5,029
Interest expense	1,264
Net income	$ 3,765

Limited partners’ units outstanding:
Weighted-average number of common units outstanding – basic and diluted	15,002,250
Weighted-average number of subordinated units outstanding – basic and diluted	15,000,000
Weighted-average number of total units outstanding – basic and diluted	30,002,250

Balance Sheets

($ in thousands)	As of Mar. 31, 2008	As of Dec. 31, 2007

Assets
Current Assets:
Cash and cash equivalents	$15,808	$3,380
Voyage receivables	21,793	26,263
Other receivables	5,184	7,146
Prepaid expenses and other current assets	5,556	6,958
Total current assets	48,341	43,747
Vessels, less accumulated depreciation	409,399	405,447
Vessels under capital leases, less accumulated amortization	19,898	21,246
Deferred drydock expenditures, net	22,530	16,177
Investment in Alaska Tanker Company, LLC	631	5,782
Intangible assets , less accumulated amortization	85,867	87,017
Goodwill	62,874	62,874
Other assets	9,301	8,822
Total assets	$658,841	$651,112

Liabilities and Partners’ Capital
Current Liabilities:
Accounts payable and accrued expenses	$ 15,020	$ 19,522
Advances from affiliated companies	10,779	—
Current portion of debt	2,877	2,834
Current obligations under capital leases	6,535	6,375
Total current liabilities	35,211	28,731

Long-term debt	61,018	46,753
Obligations under capital leases	22,004	23,846
Advances from affiliated companies	—	9,657
Other non -current liabilities	2,123	1,428
	120,356	110,415
Partners’ capital	538,485	540,697
Total Liabilities and Partners’ Capital	$ 658,841	$ 651,112

CASH Flow Statement

($ in thousands)	Three Months Ended Mar. 31, 2008
Cash Flows from Operating Activities:
Net income	$3,765
Items included in net income not affecting cash flows:
Depreciation and amortization	13,021
Undistributed earnings of affiliated companies	5,151
Other – net	325
Payments for drydocking	(9,139)
Changes in operating assets and liabilities:
De crease in receivables	6,432
De crease in other assets	1,402
Decrease in accounts payable, accrued
expenses and other liabilities	(3,807)
Net cash provided by operating activities	17,150

Cash Flows from Investing Activities:
Expenditures for vessels	(13,012)
Net cash used in investing activities	(13,012)

Cash Flows from Financing Activities:
Proceeds from borrowings under senior secured revolver	15,000
Payments on debt and obligations under capital leases	(2,374)
Cash dividends paid	(5,740)
Payments for initial public offering transaction costs	(241)
Changes in advances from affiliates	1,647
Other	(2)
Net cash provided by financing activities	8,290
Increase in cash and cash equivalents	12,428
Cash and cash equivalents at beginning of period	3,380
Cash and cash equivalents at end of period	$15,808

Forward-Looking Statements

This press release may contain forward-looking statements regarding the Partnership’s prospects, including the outlook for tanker and articulated tug barge markets , the payment of cash distributions, the building schedule for new vessels or double hulling of vessels, projected drydocking schedules and off hire days for 2008 and estimates of cash interest expense and capital expenditure reserves for drydocking and replacements for 2008. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-look statements. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in such forward-looking statements are described in the Partnership’s Annual Report on Form 10-K for 2007 and those risks discussed in other reports the Partnership files with the Securities and Exchange Commission.

Conference Call Information

OSG America has scheduled a conference call for Wednesday, April 30, 2008 at 1:00 p .m. ET. Dial-in information for the call is (800) 762-8779 (domestic) and (480) 629-9041 (international). The conference call and supporting presentation can also be accessed by web cast, which will be available at www.osgamerica.com in the Investor Relations & News Webcasts and Presentations section. The webcast will be available for 90 days. A replay of the call will be available by telephone until May 7, 2008; the dial-in number for the replay is (800) 406-7325 (domestic) and (303) 590-3030 (international). The passcode is 3866166 .

About OSG America L.P.

OSG America L.P. (NYSE: OSP) is the largest operator of U.S. Flag coastal product carriers and barges transporting refined petroleum products, based on barrel-carrying capacity. OSP has a current operating fleet of 22 Handysize product carriers and tug barges that trade primarily in the Jones Act Market and its newbuild program totals 14 remaining vessels that deliver through 2011. OSG America L.P.’s limited partner units are listed on the New York Stock Exchange and trade under the symbol “OSP.”

Investor and Media Contact

Michael Cimini, Vice President, The IGB Group at 212-477-8261 or mcimini@igbir.com

.

appendix -- Use of Non-GAAP Financial Information

Distributable Cash Flow

Distributable cash flow represents net income adjusted for depreciation and amortization expense, undistributed income from affiliated companies, non-cash charter hire expense and estimated capital expenditure reserves. Distributable cash flow is a quantitative standard used in the publicly traded partnership investment community to assist in evaluating a partnership’s ability to make quarterly cash distributions. Distributable cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of the Partnership’s performance required by accounting principles generally accepted in the United States.

The table below reconciles distributable cash flow to net income as reported in the statements of operations:

($ in thousands)	Three Months Ended Mar. 31, 2008
Net Income	$3,765
Add:
Depreciation and amortization	13,021
Interest expense	1,264
Distributions from affiliated companies	5,744
Less:
Equity in income from affiliated companies	(593)
Cash interest expense	(1,204)
Charter hire expense	751
Drydocking capital expenditure reserve	(4,037)
Replacement capital expenditure reserve	(3,713)
Cash available for distribution	$14,998

TCE Reconciliation

Consistent with general practice in the shipping industry, the Partnership uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenues generated from voyage charters to revenues generated from time charters. TCE revenues, a non-U.S. GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable U.S. GAAP measure, because it assists management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance.

The following table reconciles TCE revenues to shipping revenues, as reported in the statements of operations:

($ in thousands)	Three Months Ended Mar. 3 1, 2008
TCE revenues	$52,393
Voyage expenses	10,639
Shipping revenues	$63,032